Exhibit 99.1

Stepan Reports First Quarter 2025 Results

Northbrook, Illinois, April 29, 2025 -- Stepan Company (NYSE: SCL) today reported:

First Quarter 2025 Highlights

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Reported net income was $19.7 million, up 42% versus the prior year. Adjusted net income(1) was $19.3 million, up 32% versus the prior year.
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EBITDA(2) was $58.0 million and Adjusted EBITDA(2) was $57.5 million, up 16% and 12% respectively, year-over-year.
•
Global sales volume was up 4% year-over-year.
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Cash from Operations was $6.9 million during the quarter. Free cash flow(3) for the quarter was a negative $25.8 million driven by higher working capital to support business growth and in anticipation of tariffs.

“I am encouraged by the earnings and volume growth we delivered in the first quarter. Volume growth was broad-based as Surfactants, Polymers and the Specialty Products MCT business were all up," said Luis E. Rojo, President and Chief Executive Officer. "First quarter adjusted EBITDA grew double digits driven by the Surfactant and Specialty Product businesses. In Surfactants, we continued to experience double-digit volume growth within the Agricultural and Oilfield end markets and with our Distribution partners. We are encouraged by this growth within several of our key strategic end markets. Polymer volume was up 7% during the quarter. North American and European Rigid Polyol, Specialty Polyols and Phthalic Anhydride all delivered volume growth during the quarter. Free cash flow was negative due to typically higher working capital requirements in the first quarter. Our new Pasadena, Texas site, which will support the growth of our specialty alkoxylation business, is now operational. We are pleased with the start of 2025 and remain focused on continued earnings improvement."

Financial Summary

	Three Months Ended March 31,
($ in thousands, except per share data)	2025	2024	% Change
Net Sales	$593,255	$551,418	8%
Operating Income	$28,288	$20,169	40%
Net Income	$19,711	$13,893	42%
Earnings per Diluted Share	$0.86	$0.61	41%

Adjusted Net Income *	$19,310	$14,656	32%
Adjusted Earnings per Diluted Share *	$0.84	$0.64	31%

* See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the first quarter of 2025 increased 8% year-over-year. This increase reflects a 4% increase in sales volume and higher selling prices that were partially offset by the negative impact of foreign currency translation.

Three Months Ended March 31, 2025
Volume	4%
Selling Price & Mix	7%
Foreign Translation	(3)%
Total	8%

Segment Results

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Net Sales
Surfactants	$430,337	$390,820	10%
Polymers	$146,116	$145,508	0%
Specialty Products	$16,802	$15,090	11%
Total Net Sales	$593,255	$551,418	8%

	Three Months Ended March 31,
($ in thousands, all amounts pre-tax)	2025	2024	% Change
Operating Income
Surfactants	$28,930	$26,079	11%
Polymers	$8,018	$8,382	(4)%
Specialty Products	$5,508	$4,268	29%
Total Segment Operating Income	$42,456	$38,729	10%
Corporate Expenses	$(14,168)	$(18,560)	(24)%
Consolidated Operating Income	$28,288	$20,169	40%

	Three Months Ended March 31,
($ in millions)	2025	2024	% Change
EBITDA	$58.0	$50.2	16%

Adjusted EBITDA
Surfactants	$48.3	$43.8	10%
Polymers	$16.1	$16.4	(2)%
Specialty Products	$7.0	$5.8	21%
Unallocated Corporate	$(13.9)	$(14.8)	(6)%
Consolidated Adjusted EBITDA	$57.5	$51.2	12%

Consolidated operating income in the quarter increased $8.1 million, or 40%, year-over-year. Consolidated adjusted EBITDA(2) increased $6.3 million, or 12%, year-over-year driven by improved Surfactant product/customer mix, sales volume growth and the non-recurrence of prior year operational interruptions at the Millsdale plant site. Despite 7% volume growth, Polymer EBITDA was down slightly due to less favorable product mix and high cost inventory carryover.

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Surfactant net sales were $430.3 million for the quarter, a 10% increase versus the prior year. Selling prices were up 12% primarily due to improved product and customer mix and the pass through of higher raw material costs. Sales volume was up 3% year-over-year primarily due to double digit growth within the Agricultural and Oilfield end markets along with our distribution partners. This growth was partially offset by lower demand within the commodity Consumer Products end markets. Foreign currency translation negatively impacted net sales by 5%. Surfactant operating income for the quarter increased $2.9 million, or 11%, versus the prior year. Surfactant adjusted EBITDA(2) increased $4.5 million, or 10%, versus the prior year. This increase was primarily driven by the 3% growth in sales volume, improved product/customer mix and the non-recurrence of prior year operational interruptions at the Millsdale plant site.
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Polymer net sales were $146.1 million for the quarter, flat versus the prior year. Selling prices decreased 7%, primarily due to the pass-through of lower raw material costs and competitive pressures. Sales volume increased 7% in the quarter. North American and European Rigid Polyol, Specialty Polyols and commodity Phthalic Anhydride sales volume was up year-over-year. Foreign currency translation had a nominal impact on net sales during the quarter. Polymer operating income decreased $0.4 million, or 4%, versus the prior year. Polymer adjusted EBITDA(2) decreased $0.3 million, or 2%, versus the prior year primarily due to less favorable product mix and high cost inventory carryover.
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Specialty Product net sales were $16.8 million for the quarter, an 11% increase versus the prior year, primarily due to higher selling prices. Specialty Product operating income increased $1.2 million, or 29%, versus the prior year. Specialty Product adjusted EBITDA(2) increased $1.2 million, or 21%. The increase in adjusted EBITDA(2) was primarily due to margin recovery within the medium chain triglycerides product line.

Income Taxes

The Company's effective tax rate was 20.1% in the first quarter of 2025 versus 28.6% in the first quarter of 2024. This decrease was primarily attributable to favorable discrete items associated with a tax audit settlement.

Outlook

“Looking forward, we remain focused on accelerating our business strategies through improved execution to grow volume, improve product and customer mix and accelerate free cash flow generation. We believe our Surfactant business will experience continued growth in our key strategic end markets and that Polymer demand will continue improving as we get more market certainty and we execute our innovation and growth plans. Our Pasadena facility is now operational, and as we have previously communicated, this should enable us to deliver volume growth and Supply Chain savings during the second half of the year," said

Luis E. Rojo, President and Chief Executive Officer. "Despite all the current market uncertainties, including the impact of tariffs, we remain cautiously optimistic that we will deliver full year Adjusted EBITDA and Adjusted Net Income growth and positive free cash flow in 2025.”

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free cash flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures. Cash generated from operations was $6.9 million during the first quarter of 2025 and capital expenditures were $32.7 million.

Conference Call

Stepan Company will host a conference call to discuss its second quarter results at 8:00 a.m. ET (7:00 a.m. CT) on April 29, 2025. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Samuel S. Hinrichsen 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, changes in global trade policies, including tariffs; legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three Months Ended March 31, 2025 and 2024

(Unaudited – in 000's, except per share data)

	Three Months Ended March 31,
	2025	2024
Net Sales	$593,255	$551,418
Cost of Sales	517,792	481,137
Gross Profit	75,463	70,281
Operating Expenses:
Selling	12,108	11,388
Administrative	21,414	22,690
Research, Development and Technical Services	14,649	14,256
Deferred Compensation Expense (Income)	(996)	1,778
	47,175	50,112

Operating Income	28,288	20,169

Other Income (Expense):
Interest, Net	(4,126)	(3,071)
Other, Net	502	2,362
	(3,624)	(709)

Income Before Provision for Income Taxes	24,664	19,460
Provision for Income Taxes	4,953	5,567
Net Income	19,711	13,893
Net Income Per Common Share
Basic	$0.86	$0.61
Diluted	$0.86	$0.61
Shares Used to Compute Net Income Per Common Share
Basic	22,867	22,824
Diluted	22,890	22,948

Table II

Reconciliation of Non-GAAP Net Income and Earnings per Diluted Share*

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2025	EPS	2024	EPS
Net Income Reported	$19,711	$0.86	$13,893	$0.61

Deferred Compensation (Income) Expense	$(470)	$(0.02)	$(388)	$(0.02)
Environmental Remediation Expense	$69	$0.00	$1,151	$0.05
Adjusted Net Income	$19,310	$0.84	$14,656	$0.64

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company's Annual Report on Form 10-K for the year ended December 31, 2024 contains additional information regarding the use of non-GAAP financial measures.

Summary of First Quarter 2025 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

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Deferred Compensation: The first quarter of 2025 reported net income includes $0.5 million of after-tax income versus $0.4 million of after-tax income in the prior year.

•
Environmental Remediation: The first quarter of 2025 reported net income includes $0.1 million of after-tax expense versus $1.2 million of after-tax expense in the prior year.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect was calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2025	EPS	2024	EPS
Pre-Tax Adjustments
Deferred Compensation (Income) Expense	$(626)		$(517)
Environmental Remediation Expense	$92		$1,534
Total Pre-Tax Adjustments	$(534)		$1,017

Cumulative Tax Effect on Adjustments	$133		$(254)

After-Tax Adjustments	$(401)	$(0.02)	$763	$0.03

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $0.6 million of income versus $0.5 million of income in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2025	2024
	3/31	12/31	9/30	6/30	3/31
Stepan Company	$55.04	$64.70	$77.25	$83.96	$90.04

	Three Months Ended March 31,
($ in thousands)	2025	2024
Deferred Compensation
Operating Income (Expense)	$996	$(1,778)
Other, net – Mutual Fund Gain (Loss)	(370)	2,295
Total Pre-Tax	$626	$517
Total After-Tax	$470	$388

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

($ in millions)	Three Months Ended March 31,		Change	Change Due to Foreign Currency Translation
	2025	2024
Net Sales	$593.3	$551.4	$41.9	$(18.5)
Gross Profit	75.5	70.3	$5.2	(2.7)
Operating Income	28.3	20.2	$8.1	(1.8)
Pretax Income	24.7	19.5	$5.2	(1.9)

Corporate Expenses

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Total Corporate Expenses	$14,168	$18,560	(24)%
Less:
Deferred Compensation (Income) Expense	$(996)	$1,778	(156)%
Environmental Remediation Expense	$92	$1,534	(94)%
Adjusted Corporate Expenses	$15,072	$15,248	(1)%

Adjusted Corporate expenses decreased $0.2 million, or 1% for the quarter.

Table V

Stepan Company

Consolidated Balance Sheets

March 31, 2025 and December 31, 2024

	March 31, 2025	December 31, 2024
ASSETS
Current Assets	$897,156	$810,429
Property, Plant & Equipment, Net	1,202,245	1,198,454
Other Assets	290,282	295,765
Total Assets	$2,389,683	$2,304,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$739,480	$669,034
Deferred Income Taxes	9,677	9,612
Long-term Debt	330,799	332,632
Other Non-current Liabilities	109,189	123,436
Total Stepan Company Stockholders’ Equity	1,200,538	1,169,934
Total Liabilities and Stockholders’ Equity	$2,389,683	$2,304,648

Selected Balance Sheet Information

The Company’s total debt increased by $33.9 million and cash increased by $7.8 million versus December 31, 2024. The Company’s net debt level increased $26.1 million versus December 31, 2024 and the net debt ratio remained constant at 31% in the quarter (Net Debt and Net Debt Ratio are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company's overall liquidity, financial flexibility and leverage level.

($ in millions)	March 31, 2025	December 31, 2024
Net Debt
Total Debt	$659.3	$625.4
Cash	107.5	99.7
Net Debt	$551.8	$525.7
Equity	1,200.5	1,169.9
Net Debt + Equity	$1,752.3	$1,695.6
Net Debt / (Net Debt + Equity)	31%	31%

The major working capital components were:

($ in millions)	March 31, 2025	December 31, 2024
Net Receivables	$436.5	$388.0
Inventories	309.3	288.7
Accounts Payable	(298.1)	(258.8)
	$447.7	$417.9

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. Refer to the Income Statement on Table I for a bridge between Operating Income and Net Income.

	Three Months Ended March 31, 2025

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$28.9	$8.0	$5.5	$(14.2)	$28.2
Depreciation and Amortization	$19.4	$8.1	$1.5	$0.3	$29.3
Other, Net Income	$-	$-	$-	$0.5	$0.5
EBITDA					$58.0
Deferred Compensation	$-	$-	$-	$(0.6)	$(0.6)
Environmental Remediation	$-	$-	$-	$0.1	$0.1
Adjusted EBITDA	$48.3	$16.1	$7.0	$(13.9)	$57.5

	Three Months Ended March 31, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$26.1	$8.4	$4.3	$(18.6)	$20.2
Depreciation and Amortization	$17.7	$8.0	$1.5	$0.4	$27.6
Other, Net Income	$-	$-	$-	$2.4	$2.4
EBITDA					$50.2
Deferred Compensation	$-	$-	$-	$(0.5)	$(0.5)
Environmental Remediation	$-	$-	$-	$1.5	$1.5
Adjusted EBITDA	$43.8	$16.4	$5.8	$(14.8)	$51.2